UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 587-6280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On February 21, 2017, the Audit Committee of the Board of Directors of Ocean Bio-Chem, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”), as the Company's independent registered public accounting firm.

BDO was engaged by the Company on October 28, 2016 and did not issue a report on the Company’s consolidated financial statements as of, and for the fiscal year ended, December 31, 2016. From October 28, 2016 through February 21, 2017, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its report; or (ii) reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Following receipt of the letter, the Company will file an amendment to this report that includes the letter as an exhibit.

On February 22, 2017, the Audit Committee of the Company’s Board of Directors engaged EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of, and for the fiscal year ended, December 31, 2016. During the years ended December 31, 2015 and 2016, and the subsequent interim period through February 21, 2017, neither the Company nor anyone acting on its behalf has consulted EisnerAmper regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: February 23, 2017	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer